Contact:	William R. Walker, Vice President and Chief Financial Officer	Exhibit 99.1
408-399-3537
wwalker@hifn.com

Hifn Announces Resignation of Christopher G. Kenber as Chairman of the Board, President and CEO, Appointment of Albert E. Sisto as Chairman of the Board and Interim CEO and Election of Thomas Lawrence as New Director

      LOS GATOS, Calif., November 10, 2006 - Hifn (Nasdaq: HIFN), the leading provider of security processors for the networking and storage markets, announced today that Christopher G. Kenber has resigned as the Company’s Chairman of the Board, President and Chief Executive Officer to pursue other interests. Albert E. Sisto, a member of the Company’s Board, has been elected as Chairman of the Board and will also serve as the Company’s interim Chief Executive Officer until such time as Mr. Kenber’s successor is determined. Mr. Kenber has agreed to serve as a consultant to the Company to assist in the transition. The Board has formed a search committee, consisting of Mr. Sisto and directors Taher Elgamal and Thomas Lawrence, and has also engaged a professional search firm, to assist in the search for a new President and Chief Executive Officer.

“Hifn’s base of operations has been greatly expanded under Mr. Kenber, and his leadership has positioned the Company to take advantage of future opportunities in the network security processor industry and securing data at rest,” said Mr. Sisto. “We are grateful for Chris’s contribution to the growth and development of Hifn, and we wish him the best in his future endeavors.”

Mr. Sisto has served as a director of Hifn since December 1998. From June 1999 until May 2006, he was the President and Chief Executive Officer of Phoenix Technologies Ltd., a provider of Internet platform-enabling software, where he also served as Chairman of the Board. From November 1997 to June 1999, he was Chief Operating Officer of RSA Security, Inc. Mr. Sisto holds a B.E. degree from the Stevens Institute of Technology.

Hifn also announced today that Thomas Lawrence has been appointed as a new member of the Board of Directors. Mr. Lawrence is the founder and since 1988 has served as Chairman and Chief Executive Officer of TJL Inc., a consulting firm providing a wide range of services that address the needs of high technology companies seeking to increase or enter the international marketplace. He previously served on the Boards of Intel Corporation, Apple Computer, Inc. and Valid Logic Corporation (now Cadence Design Systems, Inc.). Mr. Lawrence holds a B.S. degree from the University of Michigan and a M.S. degree from Stanford University.

About Hifn

Hifn combines security, compression, content search, and flow classification technology into solutions for networking, security and storage suppliers. Hifn's solutions are deployed in virtually all market-leading networking and security products. Founded in 1996, Hifn is headquartered in Los Gatos, California. For more information on Hifn solutions, please visit:

http://www.hifn.com. More information on the company is available from the company’s SEC filings. Hifn is traded on the NASDAQ National Market under the symbol HIFN.

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“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, statements regarding the Company’s future financial performance including statements related to future opportunities in the Security Processor industry and securing data at rest, are all forward-looking statements within the meaning of the Safe Harbor. There are several factors that may cause actual results to differ materially from those contemplated by the forward-looking statements contained herein. Factors that could cause actual results to differ materially from those described herein include, but are not limited to: dependency on a small number of customers; customer demand and customer ordering patterns; orders from Hifn’s customers may be below the company’s current expectations; and the economic slowdown impacting the technology sector may continue longer than expected. Additional risks include: risks associated with the success of Hifn’s ongoing technology development efforts; Hifn’s ability to successfully integrate new technology into products in a cost-effective manner; Hifn’s ability to effect its current strategy and to effectively control expenses; the timing of Hifn’s new product introductions; intense competition in the network and storage equipment industries; the benefits expected from business partnerships we enter into may not be achieved due to market factors or other factors outside our control and the significant uncertainty of market acceptance of Hifn’s new products. These and other risks are detailed from time to time in Hifn’s filings with the Securities and Exchange Commission. Hifn expressly disclaims any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Hi/fn® is a registered trademark of hi/fn, inc. Hifn is a trademark of hi/fn, inc.